EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-22349 and 333-31219) of Firearms Training Systems, Inc. of our report dated May 21, 2004, except for Note 3 as to which the date is June 23, 2004, relating to the financial statements and financial statement schedule as of and for the year ended March 31, 2004, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia

June 28, 2004